
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Select L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                     172,638,489
<SECURITIES>                                         0
<RECEIVABLES>                                4,114,442<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             208,966,583<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               208,966,583<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            53,106,153<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            14,001,356
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             39,104,797
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         39,104,797
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                39,104,797
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $598,766 and
subscriptions receivable of $3,515,676.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $32,213,652.
<F3>Liabilities include redemptions payable of $1,632,666,
accrued brokerage fees of $1,151,853, acrued management fees of $476,629, and incentive fee payable of $1,308,547.
<F4>Total revenue includes realized trading revenue of $25,414,460, net change in unrealized of $22,586,491 and interest income of $5,105,202.

